EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED

PURSUANT TO §906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of this quarterly report of World Energy Solutions, Inc. (the “Company”) on Form 10-Q (the “Report”) for the period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof, I, Philip Adams, Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 8, 2013	By:	/s/ Philip Adams
Philip Adams
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.